UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2015

Integrated Inpatient Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-191564	65-1011679
(Commission File Number)	(IRS Employer Identification Number)

100 Linton Boulevard, Suite 213-B, Delray Beach, FL 33483

(Address of Principal Executive Offices)

+30 2130165708 (Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 31, 2015, Integrated Inpatient Solutions, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company agreed to acquire all of the assets and liabilities of Boston Carriers LTD, a corporation organized under the laws of the Republic of the Marshall Islands (“Boston Carriers”) in exchange for newly issued shares of the Company’s Series B Preferred Stock, $0.0001 par value per share (the “Preferred Stock”), which were issued to the former sole stockholder of Boston Carriers (the “Exchange”) as described herein. Included in the assets acquired was all outstanding stock in Poseidon Navigation Corp. a corporation organized under the laws of the Republic of the Marshall Islands (“Poseidon”). Accordingly, as a result of the Exchange, Poseidon is now a wholly owned subsidiary of the Company. In connection with the execution of the Purchase Agreement, the Company filed a Certificate of Designations with the Secretary of State of the State of Nevada regarding the creation of the Preferred Stock and an aggregate of 1,850,000 shares of Preferred Stock were issued to the former Boston Carriers stockholder.

Also on December 31, 2015, the Company’s then existing Directors appointed Antonis Bertsos, Harris Frangos and Fred Pier to the Company’s Board of Directors and concurrent with the closing of the Exchange (the “Closing Date”), the Company’s former sole officer and all former directors resigned. Subsequently, the Company’s former sole officer was retained as a consultant and, pursuant to the terms of Consulting Agreement, was issued a total of 26,274,987 shares of the Company’s common stock. Also, the Company has agreed to issue an additional 10,000,000 shares of its common stock to an outside service provider in lieu of cash payment for services rendered. Accordingly, following issuance of these shares, the Company will have a total of 147,500,000 shares of Common Stock issued and outstanding. We have also reserved for issuance 1,850,000,000 shares of Common Stock which may be issued upon the conversion of shares of the Preferred Stock (the “Conversion Shares”). Upon issuance of the Conversion Shares, the former sole stockholder of Boston Carriers will initially hold approximately 92.5% of our issued and outstanding Common Stock.

The Preferred Stock will automatically convert, with no action by the holders thereof, into shares of common stock of the Corporation at a rate of 1,000 shares of common stock for each Series B share, on the date that is five (5) business days following the distribution by the Corporation of a cash dividend to the shareholders of its common stock of all amounts received by the Corporation as a refund to the Corporation from the United States Internal Revenue Service in connection with the Corporation's 2014 federal tax return less a maximum of $20,000 which would solely be used to pay the Corporation’s obligation under a settlement agreement relating to the Strong v. Strong lawsuit (the "Dividend"). The Series B shares are not participating shares and prior to conversion the holders thereof shall not receive any dividend or other distribution from the Corporation and no portion of the Dividend will be distributed for the benefit of the holders of Series B shares. Prior to conversion, however, the holders of Series B shares shall be entitled to vote on all matters on which holders of common stock are entitled to vote and shall vote as if such Series B shares had converted, provided however, that the holders of Series B shares shall not be entitled to vote on any matter which would amend the terms of and restrictions on the Series B shares.

In connection with the Exchange, Boston Carriers contributed $100,000 into an escrow account in which the Company is contributing all funds in its bank accounts at December 31, 2015 less amounts necessary to cover outstanding checks. The Escrow Account is maintained by our legal counsel, The Law Office of James G. Dodrill II, P.A., which will disburse funds as directed by Osnah Bloom, our former CEO and current consultant to the Company, to pay obligations of the Company outstanding at the Closing Date as well as to hold a reserve for payment of anticipated costs associated with ongoing lawsuits in which the Company is a party and which relate to discontinued operations of the Company.

Also as a result of the Exchange, the Company assumed Boston Carrier’s liabilities, including those associated with: (1) a Share Subscription Agreement between Boston Carriers and YP Holdings, LLC, a Texas company (the “Subscription Agreement”) and (2) a Bareboat Hire purchase agreement (“BBHP”) between Poseidon Navigation, Inc. and GO Skar Shipping SA which provides for the acquisition of the company’s first vessel.

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In order to comply with the terms of the Subscription Agreement, we will need to make certain amendments to our Certificate of Incorporation. Pursuant to the terms of the Subscription Agreement, YP Holdings, LLC (“YP”) invested $1,000,000.01 to acquire Boston Carriers’ preferred stock (the “BC Preferred Stock”) which is convertible into shares of common stock as described in the Subscription Agreement, which is included herewith as Exhibit 10.3. The terms of the Subscription Agreement required that the issuer also issue an equal number of shares of preferred stock to YP as a commitment fee for YP to make its investment. Because we have assumed all liabilities of Boston Carriers, we will ultimately issue shares of our common stock to satisfy the terms of the Subscription Agreement.

Pursuant to the terms of the BBHP, Poseidon Navigation Corp. (“Poseidon”), which is now our wholly owned subsidiary, will acquire a 1994 Japanese built Handymax vessel (43,656 dwt). The BBHP is essentially a “lease to own” arrangement. Poseidon paid $500,000 at signing of the contract and will pay $1,721.25 per day, payable in advance every 30 days, for five years commencing on the date of delivery of the vessel. At the conclusion of the five years Poseidon will have the right to purchase the vessel for $1. We anticipate that the vessel will be delivered on approximately January 15, 2016.

The Exchange and the other transactions described above are herein referred to as the “Transactions.”

Item 2.01. Completion of Acquisition or Disposition of Assets.

Overview. On December 31, 2015, the Exchange described in Item 1.01 was completed.

The shares of Common Stock that were issued to the former security holder of Boston Carriers at the closing of the Exchange will represent, in total, approximately 92.5% of the total number of outstanding shares of Common Stock, assuming the conversion of all of our outstanding Preferred Stock. The transaction has been accounted for as an acquisition and a change of control has taken place. In order to better inform its stockholders regarding its new operations, below the Company has provided a description of the operations as well as other information.

Changes Resulting From the Exchange. The Company intends to carry on the business of Boston Carriers and discontinue its current line of business. Boston Carriers is based in Athens, Greece and is an integrated dry bulk shipping company which will own, operate and manage a fleet of dry bulk vessels that transport iron ore, coal, grain, steel products, cement, alumina and other dry bulk cargoes internationally. We intend to expeditiously effect a name change that will more appropriately reflect the Company’s new focus.

The Opportunity

Industry Overview

All the information and data presented in this section, including the analysis of the various sectors of the dry bulk shipping industry has been provided by Clarcksons. The statistical and graphical information contained herein is drawn from its database. In connection therewith, Clarcksons has advised that: (1) certain information in Clarcksons database is derived from estimates or subjective judgments; (2) the information in the databases of other maritime data collection agencies may differ from the information in Clarcksons database; and (3) while Clarcksons has taken reasonable care in the compilation of the statistical and graphical information and believes it to be accurate and correct, data compilation is subject to limited audit and validation procedures.

Seaborne cargo is broadly categorized as either dry or liquid cargo. Dry cargo includes dry bulk cargo, container cargo, non-container cargo and other cargo.  Liquid cargo includes crude oil, refined petroleum products, vegetable oils, gases and chemicals.

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Ocean going vessels represent the most efficient and often the only means of transporting large volumes of basic commodities and finished products over long distances. In general, the supply of, and demand for, seaborne transportation capacity are the primary drivers of charter rates and values for all vessels.  Due to the larger volume of cargo they ship, their reliance on a few key commodities and long-haul routes among a small number of ports, larger vessels exhibit higher charter rate and vessel value volatility compared to smaller vessels,. Vessel values primarily reflect prevailing and expected future charter rates, and are also influenced by factors such as the age of the vessel, the shipyard of its construction and its specifications.

During extended periods of high charter rates, vessel values tend to appreciate. Conversely, during periods where rates have declined, such as the period we are currently in, vessel values tend to decline. Historically, the relationship between incremental supply and demand has varied among different types of vessels, because the drivers of demand for each type of vessel are different and are not always subject to the same factors.  This means that at any one time different types of vessels, such as tankers and dry bulk carriers, may be in differing stages of their respective supply and demand cycle.

Dry bulk cargo comprises approximately 39% of total seaborne trade.  Dry bulk cargo is any form of cargo that is shipped in bulk and can be loaded and unloaded in its original, unadulterated and unpackaged state.  Common dry bulk cargoes include steel, grains (soybean, wheat, etc.), cement and lumber. Less directly visible, but often in large quantities, are iron ore and metallurgic coal (the two primary raw materials used in producing steel), thermal coal (used in power plants for electric generation) and fertilizers (used in farming). For statistical purposes, dry bulk cargoes are commonly categorized into major or minor bulks.  The major bulks category consists of iron ore, coal and grains.  The minor bulks category includes, but is not limited to, fabricated steel, steel scrap, fertilizers, lumber, cement and minerals. These raw materials are typically poured or lifted into a ship’s hold without the aid of additional pallets or other packaging materials.

Dry bulk carriers play an important role in connecting the resource extraction points, such as mines and farms, and end users, such as steel mills and food processors. Due to the increasingly global supply chain and changing demand patterns for different raw materials, dry bulk freighters provide the most cost effective means of completing the supply chain as compared to other transportation methods such as air, rail or truck transportation. Shipping is beneficial relative to other modes of transportation due to the larger economies of scale, especially considering the massive capacity of bulk freighters, and their ability to serve destinations with limited existing infrastructure. Additionally, the majority of the supply centers are either at a great distance or separated by vast bodies of water from the main demand centers, making waterborne transportation the only effective means of movement in most cases.

Major Dry Bulk Seaborne Trades

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Dry Bulk Shipping Demand

Dry bulk trade is influenced by the underlying demand for the dry bulk commodities which, in turn, is influenced by the level of worldwide economic activity. Generally, growth in GDP and industrial production correlate with peaks in demand for marine dry bulk transportation services. The following chart demonstrates the change in world dry bulk trade between 2000 and 2015 (Source Clarcksons).

 Historically, certain economies have acted as the primary drivers of dry bulk trade. In the 1990s, Japan was the driving force of increases in ton-miles, when buoyant Japanese industrial production stimulated demand for imported dry bulk commodities. More recently, China and, to a lesser extent, India have been the main drivers behind the recent increase in seaborne dry bulk trade, as high levels of economic growth have generated increased demand for imported raw materials. The following table illustrates the GDP growth rates of China and India compared to those of the United States, Europe, Japan and the world during the periods indicated (Source IMF).

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Coal

Asia’s rapid industrial development has contributed to strong demand for coal. Coal is divided into two main categories: thermal (or steam) and coking (or metallurgical). Thermal coal is used mainly for power generation, whereas coking coal is used to produce coke to feed blast furnaces in the production of steel. Chinese and Indian electricity consumption has grown at a rapid pace. China is the second largest consumer of electricity in the world, even though generally highly populated developing economies have low per capita electricity consumption.

Expansion in air conditioned office and factory space, along with industrial use, has increased demand for electricity, of which nearly half is generated from coal-fired plants, thus increasing demand for thermal coal. In addition, Japan’s domestic nuclear power generating industry has suffered from safety problems in recent years, leading to increased demand for oil, gas and coal-fired power generation. Furthermore, the high cost of oil and gas has led to increasing development of coal-fired electricity plants around the world, especially in Asia. Future prospects are also heavily tied to the steel industry. Coking coal is of a higher quality than thermal coal (i.e., more carbon and fewer impurities) and its price is both higher and more volatile.

Increases in steam coal demand have been significant, as both developed and developing nations require increasing amounts of electric power. The main exporters of coal are Australia, South Africa, Russia, Indonesia, the United States, Colombia and Canada. The main importers of coal are Europe, Japan, South Korea, Taiwan, India and China. China has recently become a net importer of coal, and Indian imports have doubled in less than five years. Coal is transported primarily by Capesize, Panamax and Supramax vessels.

Iron Ore

Iron ore is used as a raw material for the production of steel, along with limestone and coking (or metallurgical) coal. Steel is the most important construction and engineering material in the world. Main importers are China, the European Union, Japan and South Korea. The main producers and exporters of iron ore are Australia and Brazil.

Chinese imports of iron ore have grown significantly due to increased steel production in the last few years and have been a major driving force in the dry bulk sector.

Chinese imports of iron ore have traditionally come primarily from Australia, Brazil and India. The shares of Indian and Brazilian imports into China have increased since 2000. Australia and Brazil together account for approximately two-thirds of global iron ore exports. Although both countries have seen strong demand from China, Australia continues to benefit the most from China’s increased demand for iron ore. India is also becoming a major exporter of iron ore. Unlike Australia and Brazil, which tend to export primarily in the larger Capesize vessels, much of India’s exports are shipped in smaller vessels.

Grains

Grains include wheat, coarse grains (corn, barley, oats, rye and sorghum) and oil seeds extracted from different crops, such as soybeans and cotton seeds. In general, wheat is used for human consumption while coarse grains are used as feed for livestock. Oil seeds are used to manufacture vegetable oil for human consumption or for industrial use, while their protein-rich residue is used as food for livestock.

Global grain production is dominated by the United States. Argentina is the second largest producer, followed by Canada and Australia. International trade in grains is dominated by four key exporting regions: North America, South America, Oceania and Europe (including the former Soviet Union). These regions collectively account for over 90% of global exports. In terms of imports, the Asia/Pacific region (excluding Japan) ranks first, followed by Latin America, Africa and the Middle East.

Historically, international grain trade volumes have fluctuated considerably as a result of regional weather conditions and the long history of grain price volatility and government interventionism. However, demand for wheat and coarse grains are fundamentally linked in the long-term to population growth and rising per capita income.

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Minor Dry Bulks

The balance of dry bulk trade, minor dry bulks, can be subdivided into two types of cargo. The first type includes secondary dry bulks or free-flowing cargo, such as agricultural cargoes, bauxite and alumina, fertilizers and cement. The second type is neo-bulks, which include non-free flowing or part manufactured cargo that is principally forest products and steel products, including scrap.

Seasonality

Two of the three largest commodity drivers of the dry bulk industry, coal and grains, are affected by seasonal demand fluctuations. Thermal coal is linked to the energy markets and in general encounters upswings towards the end of the year in anticipation of the forthcoming winter period as power supply companies try to increase their stocks, or during hot summer periods when increased electricity demand is required for air conditioning and refrigeration purposes. Grain production is also seasonal and is driven by the harvest cycle of the northern and southern hemispheres. However, with four nations and the European Union representing the largest grain producers (the United States, Canada and the European Union in the northern hemisphere and Argentina and Australia in the southern hemisphere), harvests and crops reach seaborne markets throughout the year.  Taken as a whole, seasonal factors mean that the market for dry bulk vessels is often stronger during the winter months.

Dry Bulk Carrier Supply

The world dry bulk fleet is generally divided into six major categories, based on a vessel’s cargo carrying capacity. These categories consist of: Handysize, Handymax/Supramax, Panamax, Post Panamax, Capesize and Very Large Ore Carrier.

Dry Bulk Vessel Types and Sizes

Category	Size Range - Dwt
Handysize	10-39,999
Handymax/Supramax	40-59,999
Panamax	60-79,999
Post Panamax	80-109,999
Capesize	110-199,999
VLOC	200,000+

•	Handysize. Handysize vessels have a carrying capacity of up to 39,999 dwt. These vessels are primarily involved in carrying minor bulk cargoes. Increasingly, vessels of this type operate on regional trading routes, and may serve as trans-shipment feeders for larger vessels. Handysize vessels are well suited for small ports with length and draft restrictions. Their cargo gear enables them to service ports lacking the infrastructure for cargo loading and unloading.
•	Handymax/Supramax. Handymax vessels have a carrying capacity of between 40,000 and 59,999 dwt. These vessels operate on a large number of geographically dispersed global trade routes, carrying primarily iron ore, coal, grains and minor bulks. Within the Handymax category there is also a sub-sector known as Supramax. Supramax bulk vessels are vessels between 50,000 to 59,999 dwt, normally offering cargo loading and unloading flexibility with on-board cranes, while at the same time possessing the cargo carrying capability approaching conventional Panamax bulk vessels. Hence, the earnings potential of a Supramax dry bulk vessel, when compared to a conventional Handymax vessel of 45,000 dwt, is greater.
•	Panamax. Panamax vessels have a carrying capacity of between 60,000 and 79,999 dwt. These vessels carry coal, grains and, to a lesser extent, minor bulks, including steel products, forest products and fertilizers. Panamax vessels are able to pass through the Panama Canal, making them more versatile than larger vessels.
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•	Post Panamax (sometimes known as Kamsarmax). Post Panamax vessels typically have a carrying capacity of between 80,000 and 109,999 dwt. These vessels tend to be shallower and have a larger beam than a standard Panamax vessel with a higher cubic capacity. They have been designed specifically for loading high cubic cargoes from draught restricted ports. This type of vessel cannot transit the Panama Canal. The term Kamsarmax stems from Port Kamsar in Guinea, where large quantities of bauxite are exported from a port with only 13.5 meter draught and a 229 meter length overall restriction, but no beam restriction.
•	Capesize. Capesize vessels have carrying capacities of between 110,000 and 199,999 dwt. Only the largest ports around the world possess the infrastructure to accommodate vessels of this size. Capesize vessels are mainly used to transport iron ore or coal and, to a lesser extent, grains, primarily on long-haul routes.
•	VLOC. Very large ore carriers are in excess of 200,000 dwt and are a comparatively new sector of the dry bulk vessel fleet. VLOCs are built to exploit economies of scale on long-haul iron ore routes.

Dry Bulk Vessels: Indicative Deployment by Size Category

Cargo Type	Handysize	Handymax	Supramax	Panamax	Post Panamax/ Kamsarmax	Capesize	VLOC
Iron Ore	X					X	X
Coal	X		X	X	X	X	X
Grains	X	X	X	X	X
Alumina, Bauxite	X	X	X	X	X
Steel Products	X	X	X	X	X
Forest Products	X	X	X
Fertilizers	X	X	X
Minerals	X	X	X
Minor Bulks-Other	X	X

The supply of dry bulk shipping capacity, which is measured by the amount of suitable vessel tonnage available to carry cargo, is determined by the size of the existing worldwide dry bulk fleet, the number of new vessels on order, the scrapping of older vessels and the number of vessels out of active service (i.e., laid up or otherwise not available for hire). In addition to prevailing and anticipated freight rates, factors that affect the rate of newbuilding, scrapping and laying-up include newbuilding prices, secondhand vessel values in relation to scrap prices, costs of bunkers and other voyage expenses, costs associated with classification society surveys, normal maintenance and insurance coverage, the efficiency and age profile of the existing fleets in the market and government and industry regulation of marine transportation practices.

As of September, 2015, the world fleet of dry bulk vessels consisted of 10,629 vessels, totaling 1,547 million dwt in capacity. These figures are, however, based on pure dry bulk vessels and exclude a small number of combination vessels. The following table presents the world dry bulk vessel fleet by size as of September, 2015.

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Company Overview

We are an integrated dry bulk shipping company, and we intend to provide marine transportation services on a worldwide basis.

Current and Planned Operations

Through our wholly owned subsidiary, Poseidon Navigation Corp., a Marshall Islands corporation, we will own and operate a dry bulk vessel that transport iron ore, coal, grain, steel products, cement, alumina and other dry bulk cargoes internationally. We intend to grow our fleet through timely and selective acquisitions in a manner that we believe will provide an attractive return on equity and will be accretive to our earnings and cash flow based on anticipated market rates at the time of purchase. There is no guarantee however, that we will be able to find suitable vessels to purchase or that such vessels will provide an attractive return on equity or be accretive to our earnings and cash flow.

Competition

Demand for drybulk carriers fluctuates in line with the main patterns of trade of the major drybulk cargoes and varies according to changes in the supply and demand for these items. We compete with other owners of drybulk carriers in the Handymax/Supramax size sectors. Ownership of drybulk carriers is highly fragmented and is divided among approximately 1,600 independent drybulk carrier owners. We compete for charters on the basis of price, vessel location, size, age and condition of the vessel, as well as on our reputation as an owner and operator.

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Employees

We currently employ only one full time person, our Chief Executive Officer.

Description Of Property

We do not own any real property or any interest in real property and does not invest in real property or have any policies with respect thereto as a part of its operations or otherwise.

We currently maintain our principal business at 100 Linton Boulevard, Suite 213-B, Delray Beach, FL 33483. Our CEO also currently works from an office located 18 Nap. Zerva Str. 16675 Athens, Greece which is provided to us on a rent free basis. We lease the space in Delray Beach on a month to month basis for $450 per month plus tax. This office will be used by our Chief Executive Officer while he is in the United States and also by Osnah Bloom, former CEO of the Company who has been hired as a consultant to assist with the transition of the Company’s business. We intend to transition our principal offices to Greece and, as our employee count grows, will relocate our principal business office to a larger location in Greece.

Legal Proceedings

Neither we nor the management of Boston Carriers is aware of any pending or threatened litigation against Boston Carriers that we expect will, individually or in the aggregate, have a material adverse effect on our business, financial condition, liquidity, or operating results. We cannot assure you that we will not be adversely affected in the future by legal proceedings.

There are ongoing lawsuits against us relating to our prior, discontinued operations, all of which have been disclosed in our periodic filings with the Securities and Exchange Commission.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the number of shares of the Company’s Common Stock beneficially owned on January 5, 2016 assuming conversion of all shares of Preferred Stock, by:

•	each person who is known by the Company to beneficially own 5% or more of the Company’s Common Stock,
•	each of the Company’s directors and executive officers, and
•	all of the Company’s directors and executive officers, as a group.

Name of Beneficial Owner		Percentage of Shares Owned
	Number of Shares Owned	Before the Transaction	After the Transactions
Antonis Bertsos	1,850,000,000	0%	92.5%
Harris Frangos	0	0%	0%
Fred Pier	0	0%	0%
Officers and Directors as a Group (3 people)	1,850,000,000	0%	92.5%

RISK FACTORS

In addition to the other information presented herein, the following should be considered carefully in evaluating us and our business. This document contains forward-looking statements and information within the meaning of U.S. securities laws that involve risks and uncertainties. Our actual results may differ materially from the results discussed in the forward-looking statements and information. Factors that may cause such a difference include those discussed below and elsewhere in this document.

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Some of the following risks relate principally to the industry in which we operate and our business in general. Other risks relate principally to the securities market and ownership of our common shares. The occurrence of any of the events described in this section could significantly and negatively affect our business, financial condition, operating results, ability pay dividends or the trading price of our common shares.

Risks relating to Our Industry

The seaborne transportation industry is cyclical and volatile.

The international seaborne transportation industry is both cyclical and volatile in terms of charter rates, vessel values and profitability. Fluctuations in charter rates result from changes in the supply and demand for vessel capacity and changes in the supply and demand for energy resources, commodities, semi-finished and finished consumer and industrial products internationally carried at sea. For example, the degree of charter hire rate volatility among different types of dry bulk vessels has varied widely. After reaching historical highs in mid-2008, charter hire rates for Supramax and Panamax dry bulk vessels reached near historically low levels at the end of 2008, and have since recovered to some extent but recently fallen again to historically low levels. Because from time to time we may charter some of our future vessels pursuant to short-term time charters or on the spot market, we may be exposed to changes in spot market and short-term charter rates for dry bulk vessels and such changes may affect our earnings and the value of our dry bulk vessels at any given time. The supply of and demand for shipping capacity strongly influences freight rates. The factors affecting the supply and demand for vessels are outside of our control, and the nature, timing and degree of changes in industry conditions are unpredictable.

Factors that influence demand for vessel capacity include:

•	supply and demand for energy resources, commodities, semi-finished and finished consumer and industrial products;
•	changes in the production of energy resources, commodities, semi-finished and finished consumer and industrial products;
•	the location of regional and global production and manufacturing facilities;
•	the location of consuming regions for energy resources, commodities, semi-finished and finished consumer and industrial products;
•	the globalization of production and manufacturing;
•	global and regional economic and political conditions;
•	developments in international trade;
•	changes in seaborne and other transportation patterns, including the distance dry bulk cargo is transported by sea;
•	environmental and other regulatory developments;
•	currency exchange rates; and
•	weather.

Factors that influence the supply of vessel capacity include:

•	the number of newbuilding deliveries, which among other factors relates to the ability of shipyards to deliver newbuildings by contracted delivery dates and the ability of purchasers to finance such newbuildings;
•	the scrapping rate of older vessels;
•	vessel casualties;
•	the price of steel;
•	changes in environmental and other regulations that may limit the useful lives of vessels;
•	the number of vessels that are out of service; and
•	port or canal congestion.

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We anticipate that the future demand for our dry bulk vessels and charter rates will be dependent upon continued economic growth in the world’s economies including China and India, seasonal and regional changes in demand and changes to the capacity of the global dry bulk vessel fleet and the sources and supply of dry bulk cargo to be transported by sea. Adverse economic, political, social or other developments could negatively impact charter rates and therefore have a material adverse effect on our business, results of operations and ability to pay dividends.

The dry bulk vessel charter market remains significantly below its high in 2008.

The revenues, earnings and profitability of companies in our industry are affected by the charter rates that can be obtained in the market, which is volatile and has experienced significant declines since its highs in the middle of 2008. For example, the Baltic Dry Index, or BDI highest ever of 11,793 on May 20, 2008 is now to as low of 478 on December 30, 2015.

There remains considerable instability in the world economy.

We expect that a significant number of the port calls we expect our vessels to make will likely involve the loading or discharging of raw materials in ports in the Asia Pacific region, particularly China. As a result, a negative change in economic conditions in any Asia Pacific country, particularly China, Japan and, to some extent, India, can have a material adverse effect on our business, financial position and results of operations, as well as our future prospects, by reducing demand and, as a result, charter rates and affecting our ability to charter our vessels. In the recent past, China and India have had two of the world’s fastest growing economies in terms of gross domestic product and have been the main driving force behind increases in marine dry bulk trade and the demand for dry bulk vessels. If economic growth declines in China, Japan, India and other countries in the Asia Pacific region, we may face decreases in such dry bulk trade and demand. Moreover, a slowdown in the United States and Japanese economies or the economies of the European Union or certain Asian countries may adversely affect economic growth in China, India and elsewhere. Such an economic downturn in any of these countries could have a material adverse effect on our business, financial condition, results of operations and ability to pay dividends.

 The international shipping industry and dry bulk market are highly competitive.

The shipping industry and dry bulk market are capital intensive and highly fragmented with many charterers, owners and operators of vessels and are characterized by intense competition. Competition arises primarily from other vessel owners, most of whom have substantially greater resources than we currently do. Although we believe that no single competitor has a dominant position in the markets in which we compete, the trend towards consolidation in the industry is creating an increasing number of global enterprises capable of competing in multiple markets, which may result in a greater competitive threat to us. Our competitors may be better positioned to devote greater resources to the development, promotion and employment of their businesses than we are. Competition for the transportation of cargo by sea is intense and depends on customer relationships, operating expertise, professional reputation, price, location, size, age, condition and the acceptability of the vessel and its operators to the charterers. Competition may increase in some or all of our principal markets, including with the entry of new competitors, who may operate larger fleets through consolidations or acquisitions and may be able to sustain lower charter rates and offer higher quality vessels than we are able to offer. We may not be able to continue to compete successfully or effectively with our competitors and our competitive position may be eroded in the future, which could have an adverse effect on our fleet utilization and, accordingly, business, financial condition, results of operations and ability to pay dividends.

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There may be changes in the economic and political environment in China and China may adopt policies to regulate its economy.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development in respects such as structure, government involvement, level of development, growth rate, capital reinvestment, allocation of resources, rate of inflation and balance of payments position. Prior to 1978, the Chinese economy was a planned economy. Since 1978, increasing emphasis has been placed on the utilization of market forces in the development of the Chinese economy. Annual and five year State Plans are adopted by the Chinese government in connection with the development of the economy. Although state-owned enterprises still account for a substantial portion of the Chinese industrial output, in general, the Chinese government is reducing the level of direct control that it exercises over the economy through State Plans and other measures. There is an increasing level of freedom and autonomy in areas such as allocation of resources, production, pricing and management and a gradual shift in emphasis to a “market economy” and enterprise reform. Limited price reforms were undertaken, with the result that prices for certain commodities are principally determined by market forces. Many of the reforms are unprecedented or experimental and may be subject to revision, change or abolition based upon the outcome of such experiments. We cannot assure you that the Chinese government will continue to pursue a policy of economic reform.

The level of imports to and exports from China could be adversely affected by changes to these economic reforms by the Chinese government, as well as by changes in political, economic and social conditions or other relevant policies of the Chinese government, such as changes in laws, regulations or export and import restrictions, all of which could, adversely affect our business, operating results, financial condition and ability to pay dividends.

We depend on spot charters in volatile shipping markets.

We will charter our vessel on the spot charter market, and we may charter other vessels on the spot market in the future. Although dependence on spot charters is not unusual in the shipping industry, the spot charter market is highly competitive and spot charter rates may fluctuate significantly based upon available charters and the supply of and demand for seaborne shipping capacity. While our focus on the spot market may enable us to benefit if industry conditions strengthen, we must consistently procure spot charter business. Conversely, such dependence makes us vulnerable to declining market rates for spot charters and to the off-hire periods including ballast passages. Rates within the spot charter market are subject to volatile fluctuations while longer-term time charters provide income at pre-determined rates over more extended periods of time. There can be no assurance that we will be successful in keeping our vessels fully employed in these short-term markets or that future spot rates will be sufficient to enable the vessels to be operated profitably. A significant decrease in charter rates would affect value and adversely affect our profitability, cash flows and ability to pay dividends. We cannot give assurances that future available spot charters will enable us to operate our vessels profitably.

The dry bulk vessel capacity may be oversupplied.

The market supply of drybulk carriers has been increasing as a result of the delivery of numerous newbuilding orders over the last few years. Newbuildings have been delivered in significant numbers since the beginning of 2006 and, as of January 1, 2015, newbuilding orders had been placed for an aggregate of more than 22% of the existing global drybulk fleet, with deliveries expected during the next three years. Due to lack of financing many analysts expect significant cancellations and/or slippage of newbuilding orders. While vessel supply will continue to be affected by the delivery of new vessels and the removal of vessels from the global fleet, either through scrapping or accidental losses, an over-supply of dry bulk carrier capacity could exacerbate the recent decrease in charter rates or prolong the period during which low charter rates prevail. Currently, our vessel will be employed in the spot market where operations are at times unprofitable due the volatility associated with dry cargo freight rates. If market conditions persist or worsen we could have a material adverse effect on our business, results of operations, cash flows, financial condition and ability to pay dividends. .

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The market values of our vessel may decrease.

The market value of dry bulk vessels has generally experienced high volatility. The market prices for secondhand and newbuilding dry bulk vessels in the recent past have declined from historically high levels to low levels within a short period of time. The market value of any vessels we acquire may increase or decrease depending on a number of factors including:

•	prevailing level of charter rates;
•	general economic and market conditions affecting the shipping industry;
•	competition from other shipping companies;
•	configurations, sizes and ages of vessels;
•	supply and demand for vessels;
•	other modes of transportation;
•	cost of newbuildings;
•	governmental or other regulations; and
•	technological advances.

If the market value of our vessels declines, we may incur losses if we sell one or more of our vessels, to obtain additional financing, all of which would adversely affect our business and financial condition, results of operations and ability to pay dividends. If we sell any vessel at a time when vessel prices have fallen and before we have recorded an impairment adjustment to our financial statements, the sale may be at less than the vessel’s depreciated book value in our financial statements, resulting in a loss and a reduction in earnings.

Our revenues are subject to seasonal fluctuations.

Our fleet will consist of dry bulk vessels that operate in markets that have historically exhibited seasonal variations in demand and, as a result, in charter rates. This seasonality may result in quarter-to-quarter volatility in our operating results, which could affect the amount of dividends, if any, that we pay to our shareholders from quarter to quarter. The dry bulk sector is typically stronger in the fall and winter months in anticipation of increased consumption of coal and other raw materials in the northern hemisphere during the winter months. As a result, revenues from our dry bulk vessels not otherwise fixed on long term charters may be weaker during the quarters ended June 30 and September 30, and, conversely, we expect our revenues from our dry bulk vessels may be stronger in quarters ended December 31 and March 31. In addition, unpredictable weather patterns in these months tend to disrupt vessel scheduling and supplies of certain commodities. This seasonality could have a material adverse effect on our business, financial condition, results of operations and ability to pay dividends.

Our industry is subject to complex laws and regulations, including environmental regulations.

Our operations are subject to numerous laws and regulations in the form of international conventions and treaties, national, state and local laws and national and international regulations in force in the jurisdictions in which our vessels will operate or are registered, which can significantly affect the ownership and operation of our vessels. These requirements include but are not limited to: U.S. Oil Pollution Act 1990, as amended, which we refer to as OPA; International Convention for the Safety of Life at Sea, 1974, as amended, which we refer to as SOLAS; International Convention on Load Lines, 1966; International Convention for the Prevention of Pollution from Ships, 1973, as amended by the 1978 Protocol, which we refer to as MARPOL; International Convention on Civil Liability for Bunker Oil Pollution Damage, 2001, which we refer to as the Bunker Convention; International Convention on Liability and Compensation for Damage in Connection with the Carriage of Hazardous and Noxious Substances by Sea, 1996, as superseded by the 2010 Protocol, which we refer to as the HNS Convention; International Convention on Civil Liability for Oil Pollution Damage of 1969, as amended by the 1992 Protocol and further amended in 2000, which we refer to as the CLC; International Convention on the Establishment of an International Fund for Compensation for Oil Pollution Damage, 1971, as amended, which we refer to as the Fund Convention; and Marine Transportation Security Act of 2002, which we refer to as the MTSA.

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Government regulation of vessels, particularly in the area of environmental requirements, can be expected to become more stringent in the future and could require us to incur significant capital expenditures on our vessels to keep them in compliance, or even to scrap or sell certain vessels altogether. Compliance with such laws, regulations and standards, where applicable, may require installation of costly equipment or operational changes and may affect the resale value or useful lives of our vessels. We may also incur additional costs in order to comply with other existing and future regulatory obligations, including, but not limited to, costs relating to air emissions, the management of ballast waters, maintenance and inspection, elimination of tin-based paint, development and implementation of emergency procedures and insurance coverage or other financial assurance of our ability to address pollution incidents. These costs could have a material adverse effect on our business, results of operations, cash flows and financial condition and our ability to pay dividends.

Additional conventions, laws and regulations may be adopted which could limit our ability to do business or increase the cost of our doing business and which may materially adversely affect our business, financial condition and results of operations. Because such conventions, laws and regulations are often revised, or the required additional measures for compliance are still under development, we cannot predict the ultimate cost of complying with such conventions, laws and regulations or the impact thereof on the resale prices or useful lives of our vessels. We are also required by various governmental and quasi-governmental agencies to obtain certain permits, licenses, certificates and financial assurances with respect to our operations.

These requirements can also affect the resale prices or useful lives of our vessels or require reductions in capacity, vessel modifications or operational changes or restrictions. Failure to comply with these requirements could lead to decreased availability of or more costly insurance coverage for environmental matters or result in the denial of access to certain jurisdictional waters or ports, or detention in certain ports. Under local, national and foreign laws, as well as international treaties and conventions, we could incur material liabilities, including cleanup obligations and claims for natural resource, personal injury and property damages in the event that there is a release of petroleum or other hazardous materials from our vessels or otherwise in connection with our operations. Violations of, or liabilities under, environmental regulations can result in substantial penalties, fines and other sanctions, including, in certain instances, seizure or detention of our vessels. Events of this nature would have a material adverse effect on our business, financial condition and results of operations.

The operation of our vessels is affected by the requirements set forth in the ISM Code. The ISM Code requires shipowners, ship managers and bareboat charterers to develop and maintain an extensive “Safety Management System” that includes the adoption of a safety and environmental protection policy setting forth instructions and procedures for safe operation and describing procedures for dealing with emergencies. The failure of a shipowner or bareboat charterer to comply with the ISM Code may subject it to increased liability, may invalidate existing insurance or decrease available insurance coverage for the affected vessels and may result in a denial of access to, or detention in, certain ports.

Capital expenditures and other costs necessary to operate and maintain our vessels may increase.

Changes in safety or other equipment standards, as well as compliance with standards imposed by maritime self-regulatory organizations and customer requirements or competition, may require us to make additional expenditures. In order to satisfy these requirements, we may, from time to time, be required to take our vessels out of service for extended periods of time, with corresponding losses of revenues. In the future, market conditions may not justify these expenditures or enable us to operate some or all of our vessels profitably during the remainder of their economic lives.

There are inherent operational risks in the seaborne transportation industry and the costs associated with these risks, such as drydocking for vessel repairs, may be substantial.

The operation of any vessel includes risks such as mechanical failure, collision, fire, contact with floating objects, cargo or property loss or damage and business interruption due to political circumstances in foreign countries, piracy, terrorist attacks, armed hostilities and labor strikes. Such occurrences could result in death or injury to persons, loss of property or environmental damage, delays in the delivery of cargo, loss of revenues from or termination of charter contracts, governmental fines, penalties or restrictions on conducting business, higher insurance rates and damage to our reputation and customer relationships generally. In the past, political conflicts have also resulted in attacks on vessels, mining of waterways and other efforts to disrupt international shipping, particularly in the Arabian Gulf region. In addition, there is always the possibility of a marine disaster, including oil spills and other environmental damage.

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If our vessels suffer damage, they may need to be repaired at a drydocking facility. The costs of drydocking repairs are unpredictable and may be substantial. We may have to pay drydocking costs that our insurance does not cover in full. The loss of earnings while these vessels are being repaired and repositioned, as well as the actual cost of these repairs, would decrease our earnings. In addition, space at drydocking facilities is sometimes limited and not all drydocking facilities are conveniently located. We may be unable to find space at a suitable drydocking facility or our vessels may be forced to travel to a drydocking facility that is not conveniently located to our vessels’ positions. The loss of earnings while these vessels are forced to wait for space or to steam to more distant drydocking facilities would decrease our earnings.

 Our insurance may not be adequate to cover our losses that may result from our operations due to the inherent operational risks of the seaborne transportation industry.

We carry insurance to protect us against most of the accident-related risks involved in the conduct of our business, including marine hull and machinery insurance, war risk insurance, protection and indemnity insurance, which includes pollution risks, crew insurance and war risk insurance. However, we may not be adequately insured to cover losses from our operational risks, which could have a material adverse effect on us. Additionally, our insurers may refuse to pay particular claims and our insurance may be voidable by the insurers if we take, or fail to take, certain action, such as failing to maintain certification of our vessels with applicable maritime regulatory organizations. Any significant uninsured or underinsured loss or liability could have a material adverse effect on our business, results of operations, cash flows and financial condition and our ability to pay dividends. It may also result in protracted legal litigation. In addition, we may not be able to obtain adequate insurance coverage at reasonable rates in the future during adverse insurance market conditions.

As a result of the September 11, 2001 terrorist attacks, the U.S. response to the attacks and related concern regarding terrorism, insurers have increased premiums and reduced or restricted coverage for losses caused by terrorist acts generally. Accordingly, premiums payable for terrorist coverage have increased substantially and the level of terrorist coverage has been significantly reduced.

In addition, we do not currently carry and may not carry loss-of-hire insurance, which covers the loss of revenue during extended vessel offhire periods, such as those that occur during an unscheduled drydocking due to damage to the vessel from accidents. Accordingly, any loss of a vessel or extended vessel off-hire, due to an accident or otherwise, could have a material adverse effect on our business, results of operations, financial condition and our ability to pay dividends.

We may be subject to funding calls by our protection and indemnity clubs, and our clubs may not have enough resources to cover claims made against them.

We are indemnified for legal liabilities incurred while operating our vessel through membership of protection and indemnity, or P&I, associations, otherwise known as P&I clubs. P&I clubs are mutual insurance clubs whose members must contribute to cover losses sustained by other club members. The objective of a P&I club is to provide mutual insurance based on the aggregate tonnage of a member’s vessels entered into the club. Claims are paid through the aggregate premiums of all members of the club, although members remain subject to calls for additional funds if the aggregate premiums are insufficient to cover claims submitted to the club. Claims submitted to the club may include those incurred by members of the club, as well as claims submitted by other P&I clubs with which our club has entered into interclub agreements. We cannot assure you that the P&I club to which we belong will remain viable or that we will not become subject to additional funding calls which could adversely affect us.

There are increased inspection procedures, tighter import and export controls and new security regulations.

International shipping is subject to various security and customs inspection and related procedures in countries of origin and destination and trans-shipment points. Inspection procedures can result in the seizure of the cargo and contents of our vessels, delays in the loading, offloading or delivery and the levying of customs duties, fines or other penalties against us.

It is possible that changes to inspection procedures could impose additional financial and legal obligations on us. Furthermore, changes to inspection procedures could also impose additional costs and obligations on our customers and may, in certain cases, render the shipment of certain types of cargo impractical. Any such changes or developments may have a material adverse effect on our business, financial condition, results of operations and our ability to pay dividends.

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Rising fuel prices may adversely affect our profits.

While we currently have no charters under which we are bearing the cost of fuel (bunkers), fuel is a significant, if not the largest, expense if vessels are under voyage charter. Moreover, the cost of fuel will affect the profit we can earn on the spot market. Upon redelivery of vessels at the end of a time charter, we may be obliged to repurchase the fuel on board at prevailing market prices, which could be materially higher than fuel prices at the inception of the time charter period. As a result, an increase in the price of fuel may adversely affect our profitability. The price and supply of fuel is unpredictable and fluctuates based on events outside our control, including geopolitical events, supply and demand for oil and gas, actions by the Organization of the Petroleum Exporting Countries and other oil and gas producers, war and unrest in oil producing countries and regions, regional production patterns and environmental concerns. Further, fuel may become much more expensive in the future, which may reduce the profitability and competitiveness of our business versus other forms of transportation, such as truck or rail.

The operation of dry bulk vessels has certain unique operational risks.

The operation of certain vessel types, such as dry bulk vessels, has certain unique risks. With a dry bulk vessel, the cargo itself and its interaction with the vessel can be a risk factor. By their nature, dry bulk cargoes are often heavy, dense, easily shifted, and react badly to water exposure. In addition, dry bulk vessels are often subjected to battering during unloading operations with grabs, jackhammers (to pry encrusted cargoes out of the hold), and small bulldozers. This may cause damage to the vessel. Vessels damaged due to treatment during unloading procedures may be more susceptible to breach while at sea. Hull breaches in dry bulk vessels may lead to the flooding of the vessels holds. If a dry bulk vessel suffers flooding in its forward holds, the bulk cargo may become so dense and waterlogged that its pressure may buckle the vessels bulkheads leading to the loss of a vessel. If we are unable to adequately maintain our vessel we may be unable to prevent these events. Any of these circumstances or events could negatively impact our business, financial condition, results of operations and ability to pay dividends. In addition, the loss of any of our vessels could harm our reputation as a safe and reliable vessel owner and operator.

Maritime claimants could arrest our vessels, which would interrupt our business.

Crew members, suppliers of goods and services to a vessel, shippers of cargo and other parties may be entitled to a maritime lien against a vessel, or other assets of the relevant vessel-owning company, for unsatisfied debts, claims or damages. In many jurisdictions, a claimant may seek to obtain security for its claim by arresting a vessel through foreclosure proceedings. The arrest or attachment of one or more of our vessels, or other assets of the relevant vessel-owning company or companies, could cause us to default on a charter, breach covenants in our credit facility and loan agreement, interrupt our cash flow and require us to pay large sums of money to have the arrest or attachment lifted.

In addition, in some jurisdictions, such as South Africa, under the “sister ship” theory of liability, a claimant may arrest both the vessel which is subject to the claimant’s maritime lien and any “associated” vessel, which is any vessel owned or controlled by the same owner. Claimants could attempt to assert “sister ship” liability against one vessel in our fleet for claims relating to another of our vessels.

Governments could requisition our vessels during a period of war or emergency.

A government could requisition one or more of our vessels for title or for hire. Requisition for title occurs when a government takes control of a vessel and becomes the owner. Requisition for hire occurs when a government takes control of a vessel and effectively becomes the charterer at dictated charter rates. Generally, requisitions occur during a period of war or emergency, although governments may elect to requisition vessels in other circumstances. Even if we would be entitled to compensation in the event of a requisition of one or more of our vessels, the amount and timing of payment would be uncertain. Government requisition of one or more of our vessels may negatively impact our business, financial condition, results of operations and ability to pay dividends.

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World events could affect our results of operations and financial condition.

Terrorist attacks such as the attacks on the United States on September 11, 2001, in London on July 7, 2005 and in Mumbai on November 26, 2008 and the continuing response of the United States and others to these attacks, as well as the threat of future terrorist attacks in the United States or elsewhere, continues to cause uncertainty in the world’s financial markets and may affect our business, operating results and financial condition. The continuing presence of United States and other armed forces in Iraq and Afghanistan may lead to additional acts of terrorism and armed conflict around the world, which may contribute to further economic instability in the global financial markets. These uncertainties could also adversely affect our ability to obtain additional financing on terms acceptable to us or at all. In the past, political conflicts have also resulted in attacks on vessels, mining of waterways and other efforts to disrupt international shipping, particularly in the Arabian Gulf region. Acts of terrorism have also affected vessels. Any of these occurrences could have a material adverse impact on our operating results, revenues, costs and ability to pay dividends.

Terrorist attacks on vessels, such as the October 2002 attack on the m.v. Limburg and the July 2010 alleged Al-Qaeda attack on the M. Star, both very large crude carriers not related to us, may in the future also negatively affect our operations and financial condition and directly impact our vessels or our customers. Future terrorist attacks could result in increased volatility and turmoil of the financial markets in the United States and globally. Any of these occurrences could have a material adverse impact on our operating results, revenues, costs and ability to pay dividends.

Acts of piracy on ocean-going vessels have recently increased in frequency.

Acts of piracy have historically affected ocean-going vessels trading in regions of the world such as the South China Sea and in the Gulf of Aden off the coast of Somalia. Throughout 2008 and 2009, the frequency of piracy incidents has increased significantly, particularly in the Gulf of Aden off the coast of Somalia. If these piracy attacks result in regions in which our vessels are deployed being characterized by insurers as “war risk” zones, as the Gulf of Aden temporarily was in May 2008, or Joint War Committee “war and strikes” listed areas, premiums payable for such coverage could increase significantly and such insurance coverage may be more difficult or impossible to obtain. In addition, crew costs, including employing onboard security guards, could increase in such circumstances. We may not be adequately insured to cover losses from these incidents, which could have a material adverse effect on us. In addition, detention hijacking as a result of an act of piracy against our vessel, or an increase in cost, or unavailability of insurance for our vessels, could have a material adverse impact on our business, financial condition, results of operations and ability to pay dividends.

Disruptions in world financial markets and the resulting governmental action in the United States and in other parts of the world could affect us.

The United States and other parts of the world are exhibiting deteriorating economic trends and have been in a recession. For example, the credit markets in the United States have experienced significant contraction, deleveraging and reduced liquidity, and the United States federal government and state governments have implemented and are considering a broad variety of governmental action and/or new regulation of the financial markets. Securities and futures markets and the credit markets are subject to comprehensive statutes, regulations and other requirements. The Securities and Exchange Commission, which we refer to as the SEC, other regulators, self-regulatory organizations and exchanges are authorized to take extraordinary actions in the event of market emergencies, and may effect changes in law or interpretations of existing laws.

A number of financial institutions have experienced serious financial difficulties and, in some cases, have entered bankruptcy proceedings or are in regulatory enforcement actions. The uncertainty surrounding the future of the credit markets in the United States and the rest of the world has resulted in reduced access to credit worldwide.

We face risks attendant to changes in economic environments, changes in interest rates and instability in the banking and securities markets around the world, among other factors. Major market disruptions and the current adverse changes in market conditions and regulatory climate in the United States and worldwide may adversely affect our business or impair our ability to borrow amounts under any future financial arrangements. We cannot predict how long the current market conditions will last. However, these recent and developing economic and governmental factors, together with the concurrent decline in charter rates and vessel values, may have a material adverse effect on our results of operations, financial condition, cash flows and ability to pay dividends.

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Compliance with safety and other vessel requirements imposed by classification societies may be costly.

The hull and machinery of every commercial vessel must be certified as safe and seaworthy in accordance with applicable rules and regulations, and accordingly vessels must undergo regular surveys. If any vessel does not maintain its class and/or fails any annual survey, intermediate survey or special survey, the vessel will be unable to trade between ports and will be unemployable and this would negatively impact our revenues.

Vessels must undergo annual surveys, immediate surveys and special surveys. In lieu of a special survey, a vessel’s machinery may be on a continuous survey cycle, under which the machinery would be surveyed over a five-year period. Our vessels are on special survey cycles for hull inspection and continuous survey cycles for machinery inspection. Every vessel is also required to be drydocked every two to three years for inspection of its underwater parts.

If any vessel does not maintain its class and/or fails any annual, intermediate or special survey, the vessel may be unable to trade between ports and may be unemployable which could have a material adverse impact on our business, financial condition, results of operations and ability to pay dividends.

The smuggling of drugs or other contraband onto our vessels may lead to governmental claims against us.

We expect that our vessels will call at ports where smugglers may attempt to hide drugs and other contraband on vessels, with or without the knowledge of crew members. To the extent that our vessels are found with contraband, whether inside or attached to the hull of our vessel, and whether with or without the knowledge of any of our crew, we may face governmental or other regulatory claims that could have an adverse effect on our business, results of operations, cash flows, financial condition and ability to pay dividends.

Risks Related To Company’s Management And Key Personnel

We will depend upon key individuals who may terminate their employment or other relationship with us or Boston Carriers at any time, and Boston Carriers will need to hire additional qualified personnel which may be unavailable due to the necessity of unique skills and resources

Our success will depend to a significant degree upon the continued services of our sole officer, Mr. Antonis Bertsos(age 41).

We do not have “key person” life insurance for Mr. Bertsos. In addition, our success will depend on Boston Carriers’s ability to attract and retain other highly skilled personnel. Competition for qualified personnel is intense, and the process of hiring and integrating such qualified personnel is often lengthy. Boston Carriers may be unable to recruit such personnel on a timely basis, if at all. We have not entered into an employment agreement with Mr. Bertsos. Accordingly, Mr. Bertsos, will have the ability to resign from the Company and voluntarily terminate his employment at any time. The loss of the services of key personnel, or the inability to attract and retain additional qualified personnel, could result in delays to development or approval, loss of sales and diversion of management resources.

The Common Stock of the Company is considered “a penny stock” and may be difficult to trade.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market or exercise price of less than $5.00 per share, subject to specific exemptions. The market price of the Common Stock is likely to be less than $5.00 per share and therefore may be designated as a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell the Common Stock and may affect the ability of investors to sell their shares. In addition, since the Common Stock is currently quoted on the OTC Bulletin Board, investors may find it difficult to obtain accurate quotations of the Common Stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

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Cautionary Language Regarding Forward-Looking Statements and Industry Data

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, many of which are beyond the Company’s control. The Company’s actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this Report. Important factors that may cause actual results to differ from projections include, but are not limited to, for example:

•	adverse economic conditions;
•	inability to raise sufficient additional capital if needed;
•	intense competition;
•	unexpected costs and operating deficits, and lower than expected sales and revenues;
•	adverse results of any legal proceedings;
•	inability to satisfy customers;
•	the volatility of our operating results and financial condition;
•	inability to attract or retain qualified senior management personnel, including sales and marketing, personnel; and
•	other specific risks that may be alluded to in this Report.

All statements, other than statements of historical facts, included in this Report regarding the Company’s or Boston Carriers’s strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects and plans and objectives of management are forward-looking statements. When used in this Report, the words “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this Report. Neither Boston Carriers nor the Company undertakes any obligation to update any forward-looking statements or other information contained herein. Potential investors should not place undue reliance on these forward-looking statements. Although Boston Carriers believes that its and the Company’s plans, intentions and expectations reflected in or suggested by the forward-looking statements in this Report are reasonable, no one can assure investors that these plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from expectations expressed herein are described under “Cautionary Statements” and elsewhere in this Report. These cautionary statements qualify all forward-looking statements attributable to information provided in this Report and on behalf of Boston Carriers or the Company or persons acting on its or their behalf.

Information regarding market and industry statistics contained in this Report is included based on information available to Boston Carriers that it believes is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings, securities disclosures or economic analysis. Boston Carriers has not reviewed or included data from all sources, and neither Boston Carriers nor the Company can assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. Neither the

Company nor Boston Carriers have any obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. See “Cautionary Statements” for a more detailed discussion of uncertainties and risks that may have an impact on future results.

The information set forth in Item 1.01 is incorporated herein by reference.

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Item 3.02 Unregistered Sales of Equity Securities.

On January 1, 2016, the Company agreed to issue 26,274,987 shares of common stock to Osnah Bloom as compensation pursuant to a Consulting Agreement.

On January 6, 2016 the Company issued 1,850,000 shares of Series B Preferred Stock to Aries Properties, S.A., a corporation organized under the laws of the Republic of the Marshall Islands which is controlled and wholly owned by Antonis Bertsos, our Chief Executive Officer.   The shares are convertible into 1,850,000,000 shares of our common stock.

Subsequent to the filing of this Current Report on Form 8K, 10,000,000 shares of common stock will be issued to James Dodrill for legal services rendered by The Law Office of James G. Dodrill II, P.A. with an agreed upon value of $5,000.

The Company relied and is relying on Section 4(2) of the Securities Act for all of these issuances as each recipient is a sophisticated, accredited investor who had access to the current information regarding the Company as well as the ability to ask questions of management of the Company.

Item 5.01 Changes in Control of Registrant.

As a result of the issuance of the Company’s shares of Preferred Stock described in Item 3.02 of this Current Report on Form 8-K, Mr. Bertsos is the beneficial owner of 1,850,000 shares of the Company’s Series B Preferred Stock which is convertible into 1,850,000,000 shares of our common stock, representing approximately 92.5% of the Company’s total authorized common stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2015, the Company’s then existing Board of Directors consented to the appointment of Antonis Bertsos, Harris Frangos and Fred Pier (the “New Directors”) to fill vacancies on the Board of Directors. Subsequently, the former directors resigned and the New Directors are the sole directors of the Company.

The Biography of each our New Directors is set forth below:

Antonios Bertsos, C.E.O., C.F.O. and Director

Mr Bertsos, age 41, has been the Chief Executive Officer of Boston Carriers since inception in July 2015. He became our Chief Executive Officer, Chief Financial Officer and a Director on December 31, 2015. From August 2011 through July 2015 he served as the Chief Financial Officer of Newlead Holdings, Ltd., a NASDAQ traded company with a fleet of 6 tankers and 16 drybulk vessels (“Newlead”). His major responsibilities there included overseeing the company’s financial reporting, investor relations and communicating with capital market analysts. He was also responsible for evaluation, negotiation and financial modeling for acquisitions of potential new vessels. Prior to holding that position, he served from March 2010 until August 2011 as the Chief Operating Officer Deputy of Newlead. From February 2005 through February 2010 he serve as the Chief Financial Officer and a member of the Board of Directors of Aries Energy Corporation Group, which held investments in various fields including shipping and which was the controlling party of AMT, a NASDAQ company in which he prepared the reports and documents needed for the Securities and Exchange Commission relating to the company’s initial public offering and oversaw the company’s financial reporting until 2008. From September 1999 through February 2005 he served as an auditor with PriceWaterhouseCoopers. He holds a Bachelor of Science in Finance from Deree College in Athens, Greece and a Postgraduate Diploma in Business Administration from Leicester University.

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Harris Frangos, Director

Mr. Frangos, age 41 has more than 20 years’ experience in the shipping industry in areas ranging from management, to chartering and operation of dry cargo ships. He has served as a shipbroker in Carriers Chartering Corp SA at the Sale and Purchase department since November 1, 2004. During his career he has negotiated and concluded many high value transactions on new-building contracts, secondhand sales, sale and leaseback, bareboat hire purchase agreements and other structured shipping transactions. He is a member of the Hellenic Shipbrokers Association. He received his Diploma in Shipping from Business College of Athens, Greece and a Postgraduate Diploma in Shipping Management from LIST of London, United Kingdom.

Fred Pier, Director

Mr. Pier, age 48, has more than 25 years’ experience in the commercial and private banking sectors. Included in this is more than 15 years’ experience in the structured finance of both private and public markets. From 2007 to April 2014, he served as a Senior Director at Oppenheimer and Company Inc., providing institutional fixed income sales and coverage of middle market fixed income positions. Previously from May 2006 to November 2007 he served as Managing Director with Bear Stearns, and from July 2003 to May 2006 he as a Senior Vice President with Wachovia Securities. He holds a Bachelors’ degree from the University of North Texas and a Master’s of Business Administration from the Graduate School of Management at the University of Dallas.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired shall be filed by amendment.
(b)	Pro Forma Financial Information
(c)	Exhibits

Exhibit No.	Exhibits
3.1(e)	Certificate of Designations establishing the issuer’s Series B Preferred Stock.
10.1	Asset Purchase Agreement between the Company, Boston Carriers, LTD and the former sole shareholder of Boston Carriers, LTD, Inc.
10.2	Bill of Sale.
10.3	Escrow Agreement among the Company, Boston Carriers, LTD and The Law Office of James G. Dodrill II, P.A as escrow agent.
10.4	Subscription Agreement between Boston Carriers, LTD and YP Holdings LLC
10.5	Bareboat Hire purchase agreement between Poseidon Navigation, Corp. and GO Skar Shipping SA.
10.6	Consulting Agreement with Osnah Bloom

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED INPATIENT SOLUTIONS, INC.

Dated: January 7, 2016	By:	/s/ Antonis Bertsos
Name: Antonis Bertsos
Title: CEO

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